Exhibit 99.1

Molson Coors Beverage Company Announces Updates Related to COVID-19

GOLDEN, Colo. & MONTREAL--(BUSINESS WIRE)--March 27, 2020--Molson Coors Beverage Company (NYSE: TAP; TSX: TPX) today announced several initiatives aimed at protecting and supporting employees – including requiring employees to work from home if they are able, creating a new voluntary paid leave program, thank you pay incentive and paid leave policy, and implementing additional measures to protect its employees who are still working on site. The company is also announcing that it is withdrawing, in its entirety, its financial outlook for 2020 and beyond that was previously provided on February 12, 2020 due to uncertainty regarding the impact of the COVID-19 pandemic.

Molson Coors president and chief executive officer Gavin Hattersley said, “These are challenging times for the world and our company, and our priority is to ensure the safety of our people and the stability of our business. I’m proud of how resilient our people have been during this time, including the people who brew, package and ship our quality beers and keep our breweries and business running. I can’t thank them enough. I am also proud of how our teams are stepping up to take care of our communities who need our help more than ever.”

Over the past weeks the company rolled out additional actions to help ensure the health and safety of its people and aims to continue building on these efforts as they have over the past few weeks. These actions include:

  Indefinitely extended the work from home recommendation for all employees and contractors across North America who are not doing business-critical on-site activities.
  Created a new voluntary paid leave program for the entire month of April, available to any employee whose work must be done on site and is at high risk for severe outcomes of coronavirus. Under the program, employees deemed by federal health authorities to be at high risk may elect paid leave of 60% of their regular wages.
  Instituted a thank you pay incentive for brewery and Molson Coors distribution employees, both hourly and salaried, whose work must be done on site. All hourly brewery employees will receive an additional $5 for every hour of work, including any overtime pay. Salaried brewery employees whose work must be done on site will receive an additional $200 per week.
  Created a new paid leave policy, adding up to 80 hours of paid leave to ensure anyone who contracts the coronavirus or is forced to self-quarantine can do so without losing pay or being forced to use their normally allotted sick leave.
  Implemented additional measures to protect our employees who are still working on site to maintain brewing, supply chain and sales operations, including stepped up cleaning and sanitizing processes and encouraging social distancing.

The U.S. federal government’s Essential Critical Infrastructure Workforce guidance lists industries that are considered essential, including food/beverage manufacturing and distribution such as Molson Coors. This guidance has ensured the company’s brewery and distribution operations can remain operational during state and local “stay-at-home” orders.

Molson Coors is also stepping up to take care of vulnerable communities who have been hit particularly hard by the COVID-19 pandemic. The company donated $1 million to the United States Bartenders Guild, a non-profit that supports bartenders and service industry professionals, and provided 50,000 cans of water to the Denver branch of the Salvation Army to help nourish Denver’s homeless population in the face of water shortages since being forced to turn off their water fountains to stem the spread of the coronavirus. The company is also producing hand sanitizer at multiple craft breweries to support the growing need from first responders and in the health care industry.

Overview of Molson Coors Beverage Company

For over two centuries Molson Coors has been brewing beverages that unite people for all of life’s moments. From Coors Light, Miller Lite, Molson Canadian, Carling, and Staropramen to Coors Banquet, Blue Moon Belgian White, Saint Archer Gold, Leinenkugel’s Summer Shandy, Creemore Springs and more, Molson Coors produces some of the most beloved and iconic beer brands ever made. While the company’s history is rooted in beer, Molson Coors offers a modern portfolio that expands beyond the beer aisle with sparkling cocktails, hard coffee, canned wine, kombucha, cider and more.

Molson Coors Beverage Company is a publicly traded company that operates through Molson Coors North America and Molson Coors Europe, and is traded on the New York and Canadian Stock Exchange. The company’s commitment to raising industry standards and leaving a positive imprint on our employees, consumers, communities and the environment is reflected in Our Beer Print and our 2025 sustainability targets. To learn more about Molson Coors Beverage Company, visit www.molsoncoors.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the U.S. federal securities laws. Generally, the words “believe,” “aims”, “expect,” “intend,” “anticipate,” “project,” “will,” “outlook,” and similar expressions identify forward-looking statements, which generally are not historic in nature. Statements that refer to projections of our future financial performance, our anticipated growth, cost savings and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements, and include, but are not limited to, expectations regarding future dividends, overall volume trends, consumer preferences, pricing trends, industry forces, cost reduction strategies, including our revitalization plan announced in 2019 and the estimated range of related charges and timing of cash charges, anticipated results, expectations for funding future capital expenditures and operations, impact of the COVID-19 virus pandemic, debt service capabilities, timing and amounts of debt and leverage levels, shipment levels and profitability, market share and the sufficiency of capital resources. Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s historical experience, and present projections and expectations are disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”). These factors include, among others, the impact of the COVID-19 virus pandemic; the impact of increased competition resulting from further consolidation of brewers, competitive pricing and product pressures; health of the beer industry and our brands in our markets; economic conditions in our markets; additional impairment charges; our ability to maintain manufacturer/distribution agreements; changes in our supply chain system; availability or increase in the cost of packaging materials; success of our joint ventures; risks relating to operations in developing and emerging markets; changes in legal and regulatory requirements, including the regulation of distribution systems; fluctuations in foreign currency exchange rates; increase in the cost of commodities used in the business; the impact of climate change and the availability and quality of water; loss or closure of a major brewery or other key facility; our ability to implement our strategic initiatives, including executing and realizing cost savings; our ability to successfully integrate newly acquired businesses; our ability to achieve expected tax benefits, accretion and cost savings relating to our acquisition of MillerCoors; pension plan and other post-retirement benefit costs; failure to comply with debt covenants or deterioration in our credit rating; our ability to maintain good labor relations; our ability to maintain brand image, reputation and product quality; and other risks discussed in our filings with the SEC, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Media:
Matt Hargarten
(414) 745-8408

Investor Relations:
Greg Tierney
(414) 931-3303